_______

  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER ____, 1997

                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    _______________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                           The Securities Act of 1933

                    _______________________________________

                         CARDIOVASCULAR DYNAMICS, INC.
             (Exact name of Registrant as specified in its charter)

                    _______________________________________

         DELAWARE                                        68-0328265
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)


                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
              (Address of principal executive offices) (Zip code)

                    ________________________________________

                      1997 SUPPLEMENTAL STOCK OPTION PLAN
                     1996 STOCK OPTION/STOCK ISSUANCE PLAN
                 (AS AMENDED AND RESTATED AS OF JUNE 19, 1997)

                           (Full title of the Plans)

                   _________________________________________

                               MICHAEL R. HENSON
                            CHIEF EXECUTIVE OFFICER
                         CARDIOVASCULAR DYNAMICS, INC.
            13700 ALTON PARKWAY, SUITE 160, IRVINE, CALIFORNIA 92618
                                 (714) 457-9546
         (Telephone number, including area code, of agent for service)

                    _______________________________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================

                                                          Proposed             Proposed
  Title of                                                Maximum              Maximum
 Securities                          Amount               Offering             Aggregate           Amount of
    to be                            to be                  Price              Offering          Registration
 Registered                       Registered(1)           per Share              Price                Fee
 ----------                       -------------           ---------              -----           ------------
1997 SUPPLEMENTAL
STOCK OPTION PLAN

Common Stock,
$0.001 par value                  90,000 shares            $5.875(2)           $528,750(2)            $156

1996 STOCK OPTION/
STOCK ISSUANCE PLAN

Common Stock,
$0.001 par value                  700,000 shares           $5.875(2)         $4,112,500(2)          $1,214


                                                                           Aggregate Filing Fee     $1,370

===============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Supplemental Stock Option Plan or the 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of CardioVascular Dynamics, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of CardioVascular Dynamics, Inc. on December 10, 1997, as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         CardioVascular Dynamics, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the SEC on March 26, 1997, together with amendments thereto;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed with the SEC on May 14, 1997, August 12, 1997 and November 13, 1997, respectively; and

         (c) The Registrant's Registration Statement No. 333-04560 on Form 8-A filed with the SEC on May 3, 1996 in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VIII of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, no director shall be liable for monetary damages for breach of the director's fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the director's fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors, a form of which was attached as Exhibit 10.1 to Registrant's Registration Statement No.333-29169 on Form S-1 previously filed with the Securities and Exchange Commission on May 3, 1996, and incorporated herein by reference. The Indemnification Agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

Exhibit No.          Exhibit
-----------          -------
    4                Instruments Defining Rights of Stockholders. Reference is made to Registrant's
                     Registration Statement No. 333-04560 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
    5                Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Ernst & Young LLP, Independent Auditors.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24               Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
    99.1             1997 Supplemental Stock Option Plan.
    99.2             Form of Notice of Grant of Stock Option.
    99.3             Form of Stock Option Agreement.
    99.4             1996 Stock Option/Stock Issuance Plan, as amended and restated as of June 19, 1997.


ITEM 9.  UNDERTAKINGS

         A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         B. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan and/or the 1997 Supplemental Stock Option Plan.

         C. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on December __, 1997.


                                        CARDIOVASCULAR DYNAMICS, INC.


                                        By: ____________________________________
                                            Michael R. Henson
                                            Chief Executive Officer
                                            and Chairman of the Board



                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of CardioVascular Dynamics, Inc., a Delaware corporation, do hereby constitute and appoint Michael R. Henson and Dana P. Nickell and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                         Title                                     Date
----------                                         -----                                     ----

                                          Chief Executive Officer                    December ____, 1997
----------------------------------        and Chairman of the Board
Michael R. Henson                         (Principal Executive Officer)

Signatures                                         Title                                     Date
----------                                         -----                                     ----

                                          Vice President Finance &                   December ___, 1997
----------------------------------        Administration and Secretary
Dana P. Nickell                           (Principal Financial and
                                          Accounting Officer)

                                          Director                                   December ___, 1997
----------------------------------
William G. Davis



                                          Director                                   December ___, 1997
----------------------------------
Mitchell Dann



                                          Director                                   December ___, 1997
----------------------------------
Edward M. Leonard



                                          Director                                   December ___, 1997
----------------------------------
Gerard von Hoffman



                                          Director                                   December ___, 1997
----------------------------------
Frank Brown

                                 EXHIBIT INDEX

  Exhibit
    No.              Exhibit
  -------            -------
    4                Instruments Defining Rights of Stockholders. Reference is made to Registrant's
                     Registration Statement No. 333-04560 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
    5                Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Ernst & Young LLP, Independent Auditors.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24               Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
    99.1             1997 Supplemental Stock Option Plan.
    99.2             Form of Notice of Grant of Stock Option.
    99.3             Form of Stock Option Agreement.
    99.4             1996 Stock Option/Stock Issuance Plan, as amended and restated as of June 19, 1997.